U.S. Securities and Exchange Commission
Washington, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 12, 2010

____________________

Commission File No. 333-123465
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Universal Bioenergy, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	20-1770378
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19800 Mac Arthur Blvd. Ste. 300
Irvine, CA 92612
 (Address of principal executive offices)

 (888) 263-2009
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" “Universal” refer to Universal Bioenergy, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.01 - Entry into a Material Definitive Agreement.

On October 12, 2010, Universal Bioenergy Corporation, a Nevada corporation (the “Company”), and Roblex Aviation Inc., a Commonwealth of Puerto Rico Corporation and Roberto E. Rodriguez, sole shareholder of Roblex Aviation Inc. (“Roblex”), entered into an Acquisition and Stock Purchase Agreement  (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, and subject to the conditions set forth therein, the Company  will acquire all of the outstanding capital stock and assets of  Roblex, a privately held company, including the Hanger/Warehouse, for a total consideration of $10.40 million.

The Closing of the transaction is expected to occur in the fourth calendar quarter of 2010.

Each of the Company and  Roblex has made customary representations and warranties in the Purchase Agreement.  Roblex has also agreed to various covenants in the Purchase  Agreement, including, among other things, (i) to conduct its business in the ordinary course consistent with past practice in all material respects during the period between the execution of the Purchase Agreement and the Closing of the transaction, and (ii) not to solicit alternate transactions.

The completion of the transaction is subject to various customary conditions, including (i) final approval of the Closing of the  acquisition by the Board of Directors of Universal Bioenergy, (ii) ) the obtaining of all requisite regulatory, administrative, or governmental authorizations and consents, and (iii) other customary closing conditions.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the  Purchase Agreement.  Universal Bioenergy expects to file a copy of  the Purchase Agreement  as part of an amendment to this Form 8-K  after the Closing and within the time frames required under the Securities Exchange Act of 1934.

Item 2.01 - Acquisition Or Disposition Of Assets.

See Item 1.01 above.

Item 9.01 - Exhibits

(a)	Financial statements of business acquired.

The financial statements required by this Item 9(a) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(b)	Pro Forma financial information

The pro forma financial information required by this Item 9(b) will be filed by amendment to this Form 8-K within the period permitted by Item 9(b)(4) of Form 8-K.

(d)	Exhibits

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOENERGY, INC.

Date: October 12, 2010	By:	/s/ Vince M. Guest
Name: Vince M. Guest
Title: Chief Executive Officer